SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             _______________________

                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                             _______________________


                  Date of Report
                  (Date of earliest
                   event reported):     June 21, 1995


                          Northland Cranberries, Inc.
             (Exact name of registrant as specified in its charter)


     Wisconsin                      0-16130                  39-1583759
   (State or other              (Commission File              (IRS Employer
   jurisdiction of                   Number)              Identification No.)
   incorporation)


             800 First Avenue South, Wisconsin Rapids, WI 54494-8020 (Address of principal executive offices including zip code)


                                 (715) 424-4444
                         (Registrant's telephone number)

   ITEM 8.     Change in Fiscal Year

          On June 21, 1995, the Board of Directors of Northland Cranberries, Inc. ("Company") approved a change in the Company's fiscal year-end from March 31 to August 31, effective beginning after a five-month transitional period ending on August 31, 1995.

          In view of the expected changing nature of the Company's business as it begins to pursue its current business strategy to market and sell value-added branded and private label cranberry juice, sauce and other processed consumer cranberry products, the Company's Board of Directors directed the Company to change its fiscal year-end from March 31 to August 31 in order to correspond the Company's fiscal year with the Company's anticipated new annual business cycle and to allow the Company to best match the costs and expenses associated with growing each year's crop with the revenues expected to be generated from the anticipated sales of the consumer products produced from such crop. As a result of this fiscal year-end change, the Company will report its results of operations and financial condition for its interim transitional quarter ending on June 30, 1995 and for the five-month interim transitional period ending on August 31, 1995. Consistent with the seasonality of its current business, the Company expects to report net losses from operations for both interim transitional periods. The report covering the transitional period from April 1, 1995 through August 31, 1995 will be provided by the Company to the Securities and Exchange Commission on Form 10-Q. After August 31, 1995, the Company will report its results of operations and financial condition for the fiscal quarters ending on November 30, February 28 or 29 and May 31 of each fiscal year, and for its fiscal year ending August 31.

          Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   NORTHLAND CRANBERRIES, INC.



   June 21, 1995                   By:  /s/ John A. Pazurek
                                        John A. Pazurek
                                        Vice-President - Finance and
                                         Treasurer